Exhibit 10.11





                 CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
                    SPECIAL EXECUTIVE RETIREMENT PLAN

     (As Amended And Restated Effective As Of April 1, 1995)

















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                 CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
                    SPECIAL EXECUTIVE RETIREMENT PLAN

         (As Amended And Restated Effective As Of April 1, 1995)

          The Central Illinois Public Service Company Special Executive Retirement Plan (the "Plan") was established by Central Illinois Public Service Company (the "Company") effective as of February 3, 1987, for eligible participants. The terms and conditions of the Plan, as amended and restated effective as of April 1, 1995, are hereinafter set forth.
          The Plan is not a qualified plan for purposes of Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"). The purpose of the Plan is to provide retirement benefit payments to eligible participants, as defined in Article I, in addition to the payments provided under the Central Illinois Public Service Company Retirement Income Plan ("Retirement Income Plan").
          For purposes of the Plan, the term "Employer" shall mean the Company and any affiliated employer to which the Plan is extended by the Board of Directors of the Company (the "Board of Directors") and which adopts the Plan.


                             ARTICLE I.
                       Eligible Participants

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An "eligible participant" shall mean an employee of an
Employer who was hired from outside the Employer, including from outside any affiliate of the Employer, as a senior officer of the Employer and who is a participant in and qualifies for a benefit under the Retirement Income Plan at his Termination Date. For this purpose, a senior officer shall include the President, a Vice-President and such other officer of an Employer as shall be designated from time to time by the Board of Directors of the Employer, and Termination Date shall mean the date an employee terminates his employment with the Employers and affiliates of the Employers due to death, disability, retirement at or after his Normal Retirement Date as defined in the Retirement Income Plan, retirement prior to his Normal Retirement Date with the consent of the Board of Directors of the Employer, or termination for any reason within the two year period beginning on the date of the occurrence of a Change in Control (as defined in paragraph 4(c) of Article III.B).

                            ARTICLE II.
                       Supplemental Benefits
          Subject to the provisions of Article III hereof, an eligible participant shall be entitled to receive a monthly benefit under the Plan in the amount of the excess of (a) over
(b), where (a) equals the amount of monthly benefit which would have been paid or payable to such eligible participant under the Retirement Income Plan if retirement benefit payments under the Retirement Income Plan were computed (i) without regard to the
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limitations imposed by Sections 401(a)(17) and 415 of the Code and
(ii) as though Credited Service, as defined in the Retirement Income Plan, has been accrued as hereinafter provided, and (b) equals the sum of (i) the amount of monthly benefit that is paid or payable to such eligible participant under the Retirement
Income Plan, (ii) the amount of monthly benefit paid or payable from any other defined benefit pension plan as a result of the eligible participant's prior employment with any employer which is not an Employer as defined in the Retirement Income Plan, (iii) the amount of monthly benefit paid or payable under the Central Illinois Public Service Company Excess Benefit Plan, and (iv) the amount of monthly benefit paid or payable after his Termination Date under any employment contract between the eligible participant and an Employer (specifically, excluding, however, any amount paid or payable under any Management Continuity Agreement" that becomes operative only on a change in control). The amount of monthly benefit under (b)(ii), (iii) or (iv) shall be an amount determined by the Committee, applying uniform standards, which shall be equal to the amount of monthly benefit which would be yielded by the present value of the expected payments to be made and/or which have been made under such other plans or contracts over the projected period of payment of benefit, and in the projected form of benefit, under the Retirement Income Plan. For purposes of this paragraph, any benefit referred to in (a) or (b) shall be determined without regard to the provisions of any applicable "qualified domestic relations order" as defined in
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Section 414(p) of the Code.
          For purposes of the preceding paragraph, Credited
Service means 35 years of Credited Service, provided, however, that if the eligible participant terminates his employment with the Company and its affiliates for any reason, including retirement or death, prior to his Normal Retirement Date as defined in the Retirement Income Plan, such Credited Service shall be the number of years of Credited Service obtained by multiplying 35 by a fraction, the numerator of which is the eligible participant's number of years of Credited Service computed under the Retirement Income Plan without regard to the provisions of this Plan and the denominator of which is the number of years of Credited Service the eligible participant would have had under the Retirement Income Plan had he continued in full-time employment with the Company and its affiliates until his Normal Retirement Date.
          Upon the death of the eligible participant, a monthly benefit shall be paid under the Plan to his Eligible Spouse, as defined under the applicable provisions of the Retirement Income Plan; provided, however, that such Eligible Spouse is married to the eligible participant on his date of death. The monthly benefit payable under the Plan to the Eligible Spouse shall be a percentage of the benefit provided under the Plan for the eligible participant. The percentage shall be determined in accordance with the provisions of the Retirement Income Plan for computing the benefit of an Eligible Spouse.

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                                ARTICLE III.
                             General Provisions
A. Reference to the Retirement Income Plan - The Retirement Income Plan, whenever referred to in the Plan, shall mean the Retirement Income Plan as in effect on the eligible participant's Termination Date or other date of determination.
B.   Payment of Benefits -
          1. In General - Except as provided in paragraph 4 of this Article III.B., benefits payable under the Plan shall be paid in the same manner and form and shall be subject to the same options, conditions, privileges, reductions, limitations and restrictions (other than those contained in the Retirement Income Plan relating to the limitations of Sections 401(a)(17) and 415 of the Code) as are applicable to the benefits payable under the Retirement Income Plan.
          2. Time of Payment - Except as provided in paragraph 4 of this Article III.B., the benefits under the Plan shall become payable when an eligible participant or his Eligible Spouse, as the case may be, begins to receive payments under the Retirement Income Plan and shall be paid at the same time as under the Retirement Income Plan.
          3. Withholding - Notwithstanding any provision of the Plan to the contrary, amounts payable under the Plan shall be reduced to the extent of amounts required to be withheld by the Employer under federal, state or local law.

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          4.   Lump Sum Payment -
          (a) Notwithstanding any other provision of the Plan to the contrary, in the event a "Change in Control" (as defined below) occurs, (i) the benefits payable under the Plan:
          (A) to any eligible participants receiving benefits under the Plan as of the date of the occurrence of the Change in Control,
          (B) to or in respect of an eligible participant who had terminated employment with the Company and its affiliates prior to the occurrence of the Change in Control under circumstances such that the participant or his Eligible
     Spouse is entitled to a benefit under Article II of the Plan which at the time of the Change in Control has not begun to be paid, and
          (C) to any eligible participant who within the two year period beginning on the date of the occurrence of the Change in Control terminates employment with the Company and its affiliates for reasons other than death, shall, in each case, be paid by the Employer in a lump sum in the amount equal to the actuarially determined present value of the benefits (or remaining benefits in the case of an eligible participant or Eligible Spouse receiving benefits under the Plan as of the date of the occurrence of the Change in Control) payable to or in respect of the eligible participant under the Plan (including survivor benefits, if applicable), and (ii) the benefits payable under the Plan to an Eligible Spouse upon the death of an eligible participant who terminates employment with
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the Company and its affiliates within the two year period
beginning on the date of the occurrence of the Change in Control by reason of death shall be paid by the Employer in a lump sum in an amount equal to the actuarially determined present value of the benefits payable to the Eligible Spouse under the Plan. In addition, in the event any payment to an eligible participant or Eligible Spouse by the Employer pursuant to the terms of this paragraph 4 of the Plan and the terms of any similar provision of the Central Illinois Public Service Company Excess Benefit Plan (individually and collectively a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code (or any successor provision thereto) by reason of being considered "contingent on a change in ownership or control" of the Company or of its parent, CIPSCO Incorporated ("CIPSCO ), within the meaning of Section 28OG of the Code (or any successor provision thereto), or to any similar tax imposed by state or local law, or any interest or penalties with respect to such taxes (such taxes, together with any such interest and penalties, being hereafter collectively referred to as the "Excise Tax"), then the eligible participant or Eligible Spouse shall be entitled to receive an additional payment (a "Gross-Up Payment") under this paragraph 4 of the Plan to the extent such additional payment is not otherwise made (or included in any payment otherwise made) to the eligible participant or Eligible Spouse under any employment agreement or other agreement, policy, plan, program or arrangement of the Company or any affiliate thereof. The Gross-Up Payment shall be
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in an amount such that, after payment by the eligible participant or Eligible Spouse of all taxes (including any interest or penalties imposed with respect to such taxes), including the
Excise Tax imposed on the Gross-Up Payment, the eligible participant or Eligible Spouse retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payment. Upon the foregoing payments, no further benefits shall be payable under the Plan to such eligible participant (or upon his death to his Eligible Spouse) or to such Eligible Spouse. Payments under this paragraph 4 to or in respect of an eligible participant or
Eligible Spouse shall be made within [30] days after the date on which the Change in Control occurs or, if later, the date the eligible participant terminates employment with the Company and its affiliates. In the event an individual entitled to payment under this paragraph 4 dies after the later of such dates but prior to payment, the payments under this paragraph 4 shall be made to the individuals surviving spouse, if any, or to the executor or administrator of the individuals estate in the event the individual does not have a surviving spouse.
          (b) The amount of lump sum payment and additional payment under this paragraph 4 shall be determined by the Committee using, in the case of the lump sum payment, the applicable mortality table and the applicable interest rate provided under Section 417(e)(3)(A) of the Code, or any successor provision thereto, and the regulations, rulings and announcements issued thereunder.
          (c)  For purposes of the Plan, "Change in Control" shall
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     mean the occurrence of any of the following events:
               (1) CIPSCO is merged, consolidated or reorganized into or with another corporation or other legal person, and immediately after such merger, consolidation or reorganization less than a majority of the combined voting power of the then outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of Voting Stock (as that term is hereafter defined) of CIPSCO immediately prior to such transaction;
               (2)   The Company is merged, consolidated or
     reorganized into or with another corporation or other legal person, and immediately after such merger, consolidation or reorganization less than a majority of the combined voting power of the then outstanding securities of such corporation or person immediately after such transaction are held by CIPSCO or held in the aggregate by the holders of Voting
     Stock of CIPSCO immediately prior to such transaction;
               (3) CIPSCO sells all or substantially all of its assets to any other corporation or other legal person and less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such sale are held in the aggregate by the holders of Voting Stock of CIPSCO immediately prior to such sale;
               (4) The Company sells all or substantially all of its assets to any other corporation or other legal person and
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     less than a majority of the combined voting power of the then outstanding securities of such corporation or person immediately after such sale are held by CIPSCO or held in the aggregate by the holders of Voting Stock of CIPSCO immediately prior to such sale;
               (5)  There is a report filed on Schedule 13D or
     Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), disclosing that any person (as the term "person" is used in Section 13(d)(3) or
     Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 20% or more of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors of CIPSCO ("Voting Stock");
               (6)  There is a report filed on Schedule 13D or
     Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Exchange Act, disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) other than CIPSCO has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange
     Act) of securities representing 20% or more of the combined voting power of the then-outstanding securities entitled to
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     vote generally in the election of directors of the Company
     ("Company Voting Stock");
               (7) CIPSCO files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a Change in Control of CIPSCO has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction;
               (8) The Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a Change in Control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction;
               (9) If during any period of two consecutive years, individuals who at the beginning of any such period constitute the Directors of CIPSCO cease for any reason to constitute at least a majority thereof, provided, however, that for purposes of this clause 9 each Director who is first elected, or first nominated for election by CIPSCO's stockholders, by a vote of at least two-thirds of the Directors of CIPSCO (or a committee thereof) then still in office who were Directors of CIPSCO at the beginning of any such period will be deemed to have been a Director of CIPSCO at the beginning of such period; or
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               (10) If during any period of two consecutive
     years, individuals who at the beginning of any such period constitute the Directors of the Company cease for any reason to constitute at least a majority thereof, provided, however, that for purposes of this clause 10, each Director who is first elected, or first nominated for election by Company s stockholders, by a vote of at least two-thirds of the Directors of the Company (or a committee thereof) then still in office who were Directors of Company at the beginning of any such period will be deemed to have been a Director of Company at the beginning of such period.
     Notwithstanding the foregoing provisions of subparagraph 4(c)(5), 4(c)(6), 4(c)(7) or 4(c)(8) hereof, unless otherwise determined in a specific case by majority vote of the Board of Directors of CIPSCO, a "Change in Control" shall not be deemed to have occurred for purposes of this Plan solely because (i) CIPSCO, (ii) an entity in which CIPSCO directly or indirectly beneficially owns 50% or more of the voting securities (a "Subsidiary"), or (iii) any CIPSCO or Subsidiary-sponsored employee stock ownership plan or any other employee benefit plan of CIPSCO or a Subsidiary, either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares of Voting Stock or
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     Company Voting Stock, whether in excess of 20% or otherwise, or because CIPSCO or a Subsidiary reports that a Change in Control of the Company or CIPSCO has or may have occurred or will or may occur in the future by reason of such beneficial ownership.
C. Amendment and Discontinuance - The Plan is expected to continue indefinitely. However, it may be amended or discontinued at any time by the Board of Directors in its sole discretion; provided, however, no such amendment or the termination of the Plan shall adversely affect the rights of any person without his prior written consent if such person
     (i) is receiving benefits under the Plan, (ii) would be entitled to a benefit under the Plan if such person terminated employment immediately prior to the date of adoption of such amendment or termination, or (iii) is entitled to receive benefits under the Plan on account of a prior termination of employment.
D. Financing of Benefits - Benefits payable under the Plan to an eligible participant or, in the event of his death, to his Eligible Spouse, shall be paid by the eligible participant's Employer from its general assets. The payment of benefits under the Plan represents an unfunded, unsecured obligation of the Employer. Notwithstanding the foregoing, nothing in the Plan shall preclude an Employer from segregating assets which are intended to be a source for payment of benefits under the Plan, including by deposit in trust pursuant to one

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     or more trust agreements to which the Employer shall be a
     party.
E. Governing Law - Except as provided by any federal law, the provisions of the Plan shall be construed in accordance with and governed by the laws of the State of Illinois.
F. Administration - The Plan shall be administered by the Compensation Committee of the Board of Directors (the "Committee"). Unless otherwise specifically provided herein, the Committee shall have such duties and powers as may be necessary to discharge its duties, including, but not by way of limitation, to construe and interpret the Plan and determine the amount and time of payment of any benefits hereunder. The Committee shall have no power to add to, subtract from or modify any of the terms of the Plan, or to change or add to any benefits provided under the Plan, or to waive or fail to apply any requirements or eligibility for a benefit under the Plan. Unless and to the extent expressly provided otherwise in any trust agreement established to secure amounts payable under the Plan as provided in Article III.D., the Committee's decision in any matter involving the Plan shall be final and binding on all persons.
G. Facility of Payment - Whenever and as often as any person entitled to payments under the Plan shall be under a legal disability or, in the sole judgment of the Committee, shall otherwise be unable to apply such payments to his own best interest and advantage, the Committee, in the exercise of its discretion, may direct all or any portion of such payments to
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     be made in any one or more of the following ways: (i)
     directly to him; (ii) to his legal guardian or conservator; or (iii) to his spouse or to any other person, to be expended for his benefit; and the decision of the Committee shall in each case be final and binding upon all persons in interest.
H. No Guarantee of Employment - Nothing contained in the Plan shall be construed as a contract of employment between the Company or its affiliates and any employee, or as a right of any employee, to be continued in the employment of the Company or its affiliates, or as a limitation of the right of the Company or its affiliates to discharge any of its employees, with or without cause.
I. Participants' Interests Not Transferable - Prior to payment, the interests of eligible participants and their Eligible Spouses under the Plan are not in any way subject to their debts or other obligations and may not be voluntarily or involuntarily sold, transferred, alienated, assigned or encumbered.
J. Plan Administrator - The Company shall be the "Administrator" under the Plan for purposes of the Employee Retirement Income Security Act of 1974, as amended from time to time.
K. Claims - The Committee will provide any eligible participant or his Eligible Spouse whose claim for benefits under the Plan has been fully or partially denied a written notice setting forth the specific reasons for such denial. Such notice shall state that the eligible participant or Eligible Spouse, as the case may be, is entitled to request a review,
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     by the Committee, of the decision denying the claim.
L. Successor - An Employer shall require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business and/or assets of the Employer expressly to assume and to agree to perform this Plan in the same manner and to the same extent the Employer would be required to perform if no such succession had taken place. This Plan shall be binding upon and inure to the benefit of the Employer and any successor of or to the Employer, including without limitation any persons acquiring directly or indirectly all or substantially all of the business and/or assets of the Employer whether by sale, merger, consolidation, reorganization or otherwise (and any such successor to the Company shall thereafter be deemed the "Company" for the purposes of this Plan) and the heirs, executors and administrators of each participant.
M. Vested Benefit - Each employee of an Employer on December 31, 1993 who is eligible to take normal or early retirement under the Retirement Income Plan and who on such retirement would be an eligible participant as defined in Article I shall be fully vested in his Accrued Benefit under the Plan as of December 31, 1993 subject to the terms and conditions of the Plan. For this purpose, "Accrued Benefit" means the amount of monthly benefit to which such employee would be entitled under Article II of the Plan if he terminated his employment

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     with the Company and its affiliates as of December 31, 1993.
     Such employee's Accrued Benefit shall also include the amount of monthly benefit to which the employee's Eligible Spouse would be entitled following his death.
          IN WITNESS WHEREOF, Central Illinois Public Service Company has caused this instrument to be executed in its name by its President and its Corporate Seal to be hereunto affixed,
attested by its                   Secretary, on this       day of
          , 1995.
                         CENTRAL ILLINOIS PUBLIC SERVICE COMPANY

                         By_____________________________________

Attest:

____________________











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